UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2007

SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of Incorporation)

001-13255	43-1781797
(Commission File Number)	(IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri	63166-6760
(Address of principal executive offices)	(Zip Code)

(314) 674-1000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On December 17, 2003, Solutia, Inc. ("Solutia") and its fourteen U.S. subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Debtors’ chapter 11 cases were consolidated for the purpose of joint administration and were assigned the lead case number 03−17949 (PCB).  On October 19, 2007, Solutia announced that it had received approval of Solutia’s' Fifth Amended Disclosure Statement ("Disclosure Statement") from the Bankruptcy Court.

On October 29, 2007 Solutia announced that it has mailed the ballots and solicitation materials to the creditors and security holders entitled to vote on its Fifth Amended Joint Plan of Reorganization (“Plan”).  The Bankruptcy Court scheduled a hearing regarding the confirmation of the Plan for November 29, 2007.  A copy of the Press Release announcing the mailing of ballots and solicitation materials is attached as Exhibit 99.1.

Under the Plan, certain noteholders and general unsecured creditors, as of October 22, 2007, are being given the opportunity to purchase up to 18,749,062 shares of our new common stock on a pro rata basis through a rights offering.  The rights offering is being back stopped, subject to certain closing conditions, by a group of Solutia's creditors.  In accordance with the Plan, Solutia will use the proceeds of the rights offering to fund retiree benefits and retained legacy liabilities.  A description of the procedures regarding submitting indications of interest was mailed to Solutia's creditors on October 26, 2007.

Also, under the Plan current equity holders that own at least 11 shares of Solutia common stock as of November 8, 2007 will receive rights to purchase, at the time of the Company’s emergence from bankruptcy, a pro rata share of up to 17% of our new common stock for $175 million in the aggregate.  The proceeds from the sale of this equity will fund a cash payment to Monsanto of up to $175 million.  The Company expects, on or about November 12, 2007, to mail a description of the procedures regarding submitting indications of interest to eligible common stockholders.

On October 31, 2007 Solutia announced that it has received fully underwritten commitments for $2.0 billion of exit financing and the $250 million equity rights offering as described above.  This financing would be used to pay certain creditors upon Solutia's emergence from Chapter 11 pursuant to the Plan, and for the ongoing operations of the Company after emergence.  Consistent with the terms of the Disclosure Statement, the exit financing package includes a $400 million senior secured asset-based revolving facility, a $1.2 billion senior secured term loan facility, and a $400 million senior unsecured bridge facility.  The exit financing and rights offering backstop commitments require the approval of the Bankruptcy Court.

A registration statement relating to the securities to be offered in the equity rights offering and the creditor rights offering has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

A written prospectus for the rights offerings may be obtained from Financial Balloting Group, LLC, 757 Third Avenue, 3rd Floor, New York, NY 10017 or at www.fbgdocuments.com/soi.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1 99.2	Press Release dated October 29, 2007 Press Release dated October 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

SOLUTIA INC.
(Registrant)

/s/ Rosemary L. Klein
Senior Vice President, General Counsel and Secretary

DATE:  November 2, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1 99.2	Press Release dated October 29, 2007 Press Release dated October 31, 2007